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                                                                      EXHIBIT 11

                                  FURON COMPANY

                       Computation of Net Income Per Share

                                               Three months ended                Six months ended
                                            -------------------------         -------------------------
                                            July 29,         July 30,         July 29,        July 30,
                                             1995             1994             1995             1994
-------------------------------------------------------------------------------------------------------
PRIMARY INCOME PER SHARE

     Earnings
       Net income                         $2,710,000       $2,667,000       $6,065,000       $5,081,000
                                          ==========       ==========       ==========       ==========

     Shares
       Weighted average number
       of common shares
       outstanding                         8,826,000        8,691,000        8,807,000        8,673,000

       Shares issuable from assumed
       exercise of stock options             273,000          230,000          259,000          260,000
                                          ----------       ----------       ----------       ----------

       Average shares as adjusted          9,099,000        8,921,000        9,066,000        8,933,000
                                          ----------       ----------       ----------       ----------

Primary income per share                  $     0.30       $     0.30       $     0.67       $     0.57
                                          ----------       ----------       ----------       ----------
FULLY DILUTED INCOME PER SHARE

     Earnings
       Net income                         $2,710,000       $2,667,000       $6,065,000       $5,081,000
                                          ----------       ----------       ----------       ----------
     Shares
       Weighted average number
       of common shares outstanding        8,826,000        8,691,000        8,807,000        8,673,000

       Shares issuable from assumed
       exercise of stock options             274,000          309,000          267,000          312,000
                                          ----------       ----------       ----------       ----------

       Average shares as adjusted
       for full dilution                   9,100,000        9,000,000        9,074,000        8,985,000
                                          ----------       ----------       ----------       ----------

Fully diluted income per share            $     0.30       $     0.30       $     0.67       $     0.57
                                          ----------       ----------       ----------       ----------


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